UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 29, 2016


                           TRIDENT BRANDS INCORPORATED
             (Exact name of registrant as specified in its charter)

          Nevada                      000-53707                   26-1367322
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI                53005
      (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (262) 789-6689

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

ISSUANCE OF SECURED PROMISSORY NOTE AND WARRANTS

On February 29, 2016 Trident Brands, Inc. ("we", "us", "our" the "Company") entered into a securities purchase agreement with one investor pursuant to which, in consideration for proceeds of $200,000, we issued a secured promissory note in the amount of $200,000, and, 100,000 warrants to purchase common shares of our Company.

The $200,000 secured promissory note is due 12 months from the issuance date, and bears interest at the rate of 10% per annum. The promissory note is secured against the assets of our Company pursuant to a general security agreement which is subordinate to the Senior Secured Convertible Promissory Note dated January 29, 2015 in the amount of $2,300,000.

Each of the 100,000 warrants issued in connection with the promissory note is exercisable for three years following issuance for the purchase one share of our common stock at the price of $1.35 per share.

We issued the $200,000 secured promissory note and the 100,000 share purchase warrants to one (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Securities Purchase Agreement, Promissory Note, General Security Agreement and Form of Warrant dated February 29, 2016

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT BRANDS INCORPORATED


/s/ Mark Holcombe
-----------------------------
Mark Holcombe
Chairman

Date: March 9, 2016

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